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Exhibit 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Insilco Corporation:

We consent to incorporation by reference in the registration statements (No.'s 33-80971 and 333-38617) on Form S-8 of Insilco Corporation of our report dated September 3, 1999, relating to the balance sheet of Thermal Transfer Products, Ltd. as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the nine months ended June 30, 1999, which report appears in the October 4, 1999, Form 8-K of Insilco Corporation.

KPMG LLP

Columbus, Ohio
October 4, 1999